                              AMENDED AND RE-STATED
                                 PROMISSORY NOTE

                                                          Stockton, California

$13,200,000.00                                   SEPTEMBER 1 1993


     THIS AMENDED AND RESTATED PROMISSORY NOTE ("Note") is executed as of the lst day of September, 1993, by SOMERSET UTAH L.P., a Colorado limited partnership ("Borrower"), to the order of BRAZOS PARTNERS, L.P., a Delaware limited partnership ("Lender").

     THIS NOTE AMENDS, RESTATES AND REPLACES in its entirety that certain Promissory Note dated August 7, 1984 in the original Principal amount of $14,580,000.00 wherein A. G. Spanos Construction, Inc., a California corporation, was designated as Maker, and FCA American Mortgage Corporation, a California corporation, was designated as Holder, said note having been previously modified Borrower having succeeded to Maker's interest and Lender having succeeded to Holder's interest.

                                   I

                              DEFINITIONS

     Borrower agrees that, for the purposes of this Note, the following terms shall have the following respective meanings ascribed thereto.

     1.1 "Dollars" shall mean dollars in lawful currency of The United States of America.

     1.2 "Default Rate" shall mean Five Percent (5%) per annum in excess of the Interest Rate but not in excess of the maximum interest rate permitted by law.

     1.3 "Interest Rate" shall mean Eight and One-Eighth Percent (8.125%) per annum for the first five (5) Loan Years and Eleven Percent (11.0%) per annum in the sixth Loan Year.

     1.4 "Loan Year" shall mean the period of twelve (12) consecutive calendar months next following the month in which Lender has approved the assumption of this Note by Borrower, Borrower has paid to Lender the amount necessary to reduce the outstanding Principal Balance to the stated amount of this Note, and all other documentation related to such assumption has been executed by Borrower and accepted by Lender (the "Assumption Date") and each period of twelve (12) consecutive calendar months thereafter to and including the Maturity Date; provided, however, if the assumption occurs on the first day of a calendar month, the Loan Year shall include such month.

     1.5 "Maturity Date,, shall mean September 1, 1999, or (except for purposes of Paragraph 2.2 hereof) such earlier date the entire Outstanding Principal Balance and accrued and unpaid interest thereon, and any other sums which are due and payable pursuant to the terms and provisions of this Note, are due and payable by reason of the acceleration of the maturity of this Note.

     1.6 "Restated Principal Amount" shall mean Thirteen Million Two Hundred Thousand Dollars ($13,200,000.00).

     1.7 "Outstanding Principal Balance" shall mean the Restated Principal Amount plus the aggregate of all sums advanced by Lender after the date hereof to or for the benefit of Borrower hereunder and not repaid.

     1.8 "Payment Date" shall mean the first day of each month during the term hereof.

     1.9 "Term" shall mean the period from the date of this Note to the Maturity Date.

                                     II

                      PAYMENT OF INTEREST AND PRINCIPAL

     For Value Received, Borrower hereby promises to pay to the order of Lender the principal amount of Thirteen Million Two Hundred Thousand Dollars ($13,200,000.00), together with interest as provided hereinbelow as follows:

     2.1  PAYMENT OF INTEREST AND PRINCIPAL.

          (a) Interest shall accrue on the Outstanding Principal Balance at the Interest Rate.

          (b) Interest and principal shall be payable in equal monthly installments based upon a three hundred twenty nine (329) month amortization of the outstanding Principal Balance with interest at the Interest Rate (which installments are $100,263.47 per month for the first five Loan Years, but which will increase in the sixth Loan Year due to the increased interest rate), commencing on the second month of the first Loan Year and on each Payment Date thereafter. The payment due on October 1, 1993, will exceed $100,263.47 by the amount of additional monthly interest to be paid on the higher principal balance of this Note prior to the date of this Note.

          (c) The Outstanding Principal Balance shall be payable in full on the Maturity Date.

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

          (d) BORROWER HEREBY ACKNOWLEDGES AND UNDERSTANDS THAT A SUBSTANTIAL PORTION OF THE RESTATED PRINCIPAL BALANCE OF THE NOTE SHALL BE UNPAID AND DUE ON THE MATURITY DATE.

     2.2 PREPAYMENT. Upon thirty (30) days' prior written notice to Lender, Borrower may prepay this Note in full or in part by first paying all other amounts due under this Note and the Deed of Trust (as defined below) in the order of priority set forth in paragraph 2.6 of this Note, and the balance shall be applied as a reduction of the Outstanding Principal Balance without any prepayment premium. Prepayments shall not reduce the monthly payment but instead shall have the affect of reducing the period of amortization.

     2.3 DEFAULT INTEREST. Subsequent to a Default and the expiration of the applicable cure period, if any, any advance by Lender under any Loan Document and any principal or accrued interest not paid when due shall bear interest at the Default Rate.

     2.4 PRINCIPAL AND INTEREST AT MATURITY. The entire Outstanding Principal Balance and accrued and unpaid interest thereon, and any and all other sums which are due and payable pursuant to the terms and provisions of the Note, the Deed of Trust or the other Loan Documents (as defined in the Deed of Trust) shall be due and payable on the Maturity Date.

     2.5 CALCULATION OF INTEREST. All interest on this Note shall be calculated on the basis of twelve 30-day months; for portions of the Outstanding Principal Balance which are outstanding for less than a full calendar month, interest on such portion of the Outstanding Principal Balance shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month for which interest may be due on such portion of the Outstanding Principal Balance.

     2.6 APPLICATION OF PAYMENTS PRIOR TO DEFAULT. Prior to the invocation of the terms and provisions of Paragraph 3.2 hereof, all monies paid by Borrower to Lender shall be applied in the following order of priority: (a) first, toward repayment of all amounts advanced by Lender under the provisions of the Loan Documents to protect and preserve the collateral (if any); (b) next, toward payment of the deposits for Taxes and Insurance Premiums required under Paragraph 9 of the Deed of Trust (as hereinafter defined); (c) next, toward payment of all amounts due and owing pursuant to Paragraph 3.5 hereof (if any); (d) next, toward payment of all amounts due and owing pursuant to Paragraph 3.4 hereof (if any); (e) next, toward payment of interest which has accrued on the Outstanding Principal Balance and which is due and payable; (f) next, toward the payment of all amounts due and owing pursuant to Paragraph 2.2 hereof (if any); and (g) last, toward payment of the Outstanding Principal Balance.

     2.7 PAYMENTS AFTER DEFAULT. All unpaid interest that has accrued on the Outstanding Principal Balance, whether prior or subsequent to the occurrence of the Default, shall be paid at the time of, and as a condition precedent to, the curing of the Default. While any Default (after expiration of the applicable cure period, if any) exists, Lender is expressly authorized to apply payments made to it as it may elect against (1) any or all amounts, or portions thereof, then due and payable hereunder, (2) the Outstanding Principal Balance, or (3) any combination thereof.

     2.8 PLACE OF PAYMENT. Payments and prepayments to be made under this Note are to be made at such place as the legal holder of this Note may from time to time in writing appoint, and, in the absence of such appointment, then at the following address:

          Brazos Partners, L.P.
          400 East Main Street
          P.O. Box 300 A
          Stockton, CA 95201-0300
          Attn: Kris De Graff


                                    III

                     SECURITY, DEFAULTS, AND REMEDIES

     3.1 SECURITY FOR PAYMENT. The payment of this Note is secured by, among other things, a Deed of Trust dated August 7, 1984, recorded August 10, 1984 as Entry No. 3979442, Book 5581, page 725 of the records of the Salt Lake County Recorder, made by Borrower's predecessor in interest, A.G. Spanos Construction, Inc., as Trustor, to Paramount Title Company, as Trustee, in favor of Lender's predecessor in interest FCA American Mortgage corporation, as Beneficiary, as amended and restated of even date herewith by an Amended and Restated Deed of Trust Including Security Agreement with Assignment of Rents and Leases and Fixture Filing (the "Deed of Trust"), constituting a first lien on certain real estate in the City of West Valley City, County of Salt Lake, State of Utah, commonly known as Somerset Village Apartments (the "Premises"). By this reference, the Deed of Trust is incorporated by reference as if fully set forth herein. This Note is also secured by an Assignment of Leases and Rentals, a Collateral Assignment of Development Materials and an Assignment of Contract Documents, all dated August 7, 1984, (all of which, together with this Note and the Deed of Trust are referred to as the "Loan Documents").

     3.2 OCCURRENCE OF DEFAULT; ACCELERATION OF MATURITY DATE. It is agreed that upon occurrence of any of the following events of default under this Note (a "Default"):

          (a)  default in the payment of principal or interest when due; or

          (b) occurrence of a Prohibited Transfer under the Deed of Trust (as defined therein); or

          (c) default in the performance or observance of any other covenant or agreement of Borrower contained herein; or

          (d) occurrence of any other Default under the Deed of Trust (as defined therein) (after the applicable cure period, if any); or

          (e) occurrence of any other Default (as defined therein) under any of the other Loan Documents (after the applicable cure period, if any),

the entire Outstanding Principal Balance of this Note, irrespective of the maturity date specified herein, together with the then accrued interest thereon, and all other amounts payable under this Note or the Loan Documents at the election of the Lender, and without notice of such election, shall become immediately due and payable.

     Notwithstanding the foregoing, in the event Borrower's Default is not related to the payment of money by Borrower pursuant to the terms of any of the Loan Documents and is not a default under subparagraphs (c), (d) or (e) of paragraph 18 of the Deed of Trust, Lender agrees to give Borrower thirty
(30) days written notice of such Default. If such Default is not cured within such thirty (30) day period, Lender may pursue the rights and remedies provided in this Note and the Loan Documents; provided, however, that if such Default cannot be cured within such thirty (30) day period, there shall be no Default hereunder provided that (i) Borrower commences to cure such Default promptly after receiving such notice and proceeds diligently thereafter to cure such Default (ii) the security of the Lender is not materially adversely affected by such delay, and (iii) such Default is cured within 90 days of the date such notice was provided to Borrower.

     3.3 NATURE OF REMEDIES. The remedies of Lender as provided herein or in the Deed of Trust or any of the other Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date of this Note shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent Default. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; any such waiver or release is to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release in connection with any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Lender's rights or remedies hereunder. Notice of the exercise of any right or remedy granted to Lender by this Note is not required to be given.

     3.4 PAYMENT OF ATTORNEYS' FEES AND COSTS. If: (i) this Note or any Loan Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) if an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note or any of the Loan Documents;
(iii) if an attorney is retained to protect or enforce the lien of the Deed of Trust or any of the Loan Documents; or (iv) if an attorney is retained to represent Lender in any other proceedings whatsoever in connection with this Note, the Deed of Trust, any of the Loan Documents or any property subject thereto, then Borrower shall pay to Lender all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

     3.5 LATE CHARGE. If any installment of interest or principal is not paid within five (5) days of the date the installment is due, Borrower shall pay to Lender a late charge of Six Percent (6%) of the amount so overdue in order to defray part of the expense incident to handling such delinquent payment or payments. Such late charge shall be in addition to and separate from any increase in interest due hereunder as a result of calculation of interest due hereunder at the Default Rate.

                                    IV

                        OTHER GENERAL AGREEMENTS

     4.1 NOTICES. Any notice which any party hereto may desire or may be required to give to any other party hereto shall be in writing, and shall be deemed given (i) if and when personally delivered, (ii) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below, or (iii) on the third (3rd) business day after being deposited in United States registered or certified mail, postage prepaid, addressed to a party at its address set forth below, or at such other place as such party may have designated to all other parties by notice in writing in accordance herewith:

          (a)  If to Borrower: Somerset Utah L.P.
                               1873 S. Bellaire Street
                               Suite 1700
                               Denver, CO 80222


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
          (b)  If to Lender:   Brazos Partners, L.P.
                               P.0. Box 141749
                               Irving, TX  75014-1749
               and
                               Brazos Partners, L.P.
                               400 East Main Street
                               P.0. Box 300A
                               Stockton, CA  95201-0300

     Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Lender by this Note is not required to be given.

     4.2 GOVERNING LAW AND OTHER AGREEMENTS. Borrower agrees that: (i) this instrument and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Utah, without reference to the conflict of law principles of such state; (ii) the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. Section 1601, et seq.; (iii) said obligation constitutes a business loan within the purview of the Utah Code; and (iv) upon the Maturity Date, Lender shall not have any obligation to refinance the indebtedness evidenced by this Note or to extend further credit to Borrower.

     4.3 INTERPRETATION. The headings of sections and paragraphs in this Note are for convenience only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions hereof. As used in this Note, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires. The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this
Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Borrower and the holder hereof under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Borrower and Lender with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of Paragraph 4.5 hereof. Time is of the essence of this Note.

     4.4 WAIVER. Borrower and any and all others who are now or may become liable for all or part of the obligations of Borrower under this Note (collectively the "Obligors") agree to be jointly and severally bound hereby and jointly and severally, to the extent permitted by law: (i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof;
(ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and except as herein provided all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) subject to the provisions of section 4.7 agree that the liability of each of Obligors shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such obligors or security shall not affect the liability of any of obligors for the payment hereof.

     4.5 EXCESS INTEREST. It being the intention of Lender and Borrower to comply with the laws of the State of Utah with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note, or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or any of the other Loan Documents, then in such event:

          (a)  the provisions of this paragraph shall govern and control;

          (b) neither Borrower nor any of the other Obligors shall be obligated to pay any Excess Interest;

          (c) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, be (i) applied as a credit against the then Outstanding Principal Balance due under this Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing;

          (d) the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the aforesaid State, and this Note, the Deed of Trust, and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

          (e) neither Borrower nor any of the other Obligors shall have any action or remedy against Lender for any damages whatsoever or any defense to enforcement of the Note, Deed of Trust or any of the other Loan Documents arising out of the payment or collection of any Excess Interest.

     4.6 SUCCESSORS, LENDERS AND ASSIGNS. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. This Note shall inure to the benefit of Lender and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The terms "Borrower" and "Obligors," as used herein, shall include the respective successors, assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower and any other Obligors.

     4.7 NO PERSONAL LIABILITY - LIMITATIONS. Without in any manner releasing, impairing or otherwise affecting this Note, the Deed of Trust or any other instrument securing this Note or the validity thereof or hereof or the lien thereof, there is no personal liability of Borrower or any corporation, partnership, individual, or firm which is a present or future partner of Borrower, or of any present or future partner of Borrower, or any of their respective successors or assigns, hereunder or under any of the other Loan Documents entered into for the loan evidenced hereby, and no monetary or deficiency judgment shall be sought or enforced against Borrower or any corporation, partnership, individual, or firm which is a present or future partner or present or future constituent entity of Borrower, or of any present or future partner of Borrower, or any of their respective successors or assigns; provided, however, that a judgment may be sought against Borrower to the extent necessary to enforce the rights of Lender in, to, or against the Premises securing the indebtedness evidenced by this Note and covered by the Deed of Trust and the other Loan Documents. Notwithstanding any of the foregoing, Borrower and any corporation, partnership, limited liability company, individual or firm which is or acts as a present or future general partner of Borrower, or any of their respective successors or assigns shall remain obligated and personally liable for each of the following, and nothing contained in this paragraph shall be deemed to prejudice the rights of Lender: (1) to recover all loss, damage, cost and expense (including attorneys fees) incurred by Lender as a result of breach of Borrower's warranties, representations, covenants and indemnities contained in Paragraph 36 or Paragraph 43 of the Deed of Trust; (2) to recover all loss, damage, cost and expense (including attorney's fees) incurred by Lender as a result of intentional or negligent waste of the Premises; (3) to recover all rents, revenues, issues and profits from the Premises (a) received during the period of any default under the Loan Documents, after expiration of applicable cure periods or after acceleration of the indebtedness and other sums owing under the Loan Documents and (b) not applied to payment of such indebtedness or other sums or to payment of the normal operating expenses of the Premises; (4) to recover all rents from the Premises collected more than one month in advance which are not earned at the time of occurrence of any default under the Loan Documents after expiration of applicable cure periods and which are not applied to payment of the aforesaid indebtedness or other sums or to payment of the normal operating expenses of the Premises; (5) to recover all insurance proceeds and condemnation awards in respect of the Premises which are not applied in accordance with the provisions of the Loan Documents; and
(6) to recover any amounts required to be paid by Borrower for taxes and insurance premiums and Tax and Insurance Deposits where such amounts have not been timely paid by Borrower. Borrower promises to pay to Lender all amounts described in clauses (1) through (6) above on demand by Lender and agrees that it will be personally liable for payment of all such sums.

      IN WITNESS WHEREOF, Borrower has through its duly authorized officers executed and delivered this Note as of the day and year first above written.

                                  SOMERSET UTAH L.P.
                                  a Colorado limited partnership

                                  By:  Somerset PAM Partnership,
                                       a Colorado general
                                       partnership, a general partner

                                       By:  Property Asset Management, LLC,
                                            Limited Liability Company, a
                                            Colorado limited liability company



                                            By: /s/  Stephen D. Ira
                                               ------------------------------
                                                Stephen D. Ira
                                                Chief Manager

                                  By:  R.J. Equities, Inc., a Florida
                                       corporation, a general partner


                                       By: [NAME ILLEGIBLE]
                                          -----------------------------------






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